Exhibit 23.4

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Liberty Global, Inc. of our report dated June 12, 2007 relating to the consolidated financial statements of Telenet Group Holding NV as of December 31, 2006 and 2005, and for the years then ended, which appears in Liberty Global, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.

Antwerp, Belgium, August 4, 2008

PricewaterhouseCoopers Bedrijfsrevisoren bcvba

Represented by,

/s/ B. Gabriëls

B. Gabriëls